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                                                                    EXHIBIT 23.5


                         CONSENT OF RICHARD J. CAMPO

        I consent to being named, in the Registration Statement on Form S-1 to be filed by First Sierra Financial, Inc., as about to become a director of First Sierra Financial, Inc.



/s/ Richard J. Campo
-------------------------
Richard J. Campo
Date:  February 24, 1997